Exhibit 99.1

Blackstone Secured Lending Fund Announces Increase in Quarterly Distribution

20 June 2023

•	Blackstone Secured Lending Fund (NYSE: BXSL) to increase quarterly distribution to $0.77 per share.

As a result of continued strong earnings, low fee structure, and the quality of its investment portfolio, BXSL will increase its regular quarterly distribution to $0.77 per share for the third quarter of 2023, a 10% increase when compared to its distribution of $0.70 per share for the second quarter of 2023. BXSL’s Board of Trustees approved the increase in distribution, which will become effective in the third quarter of 2023 and apply to shareholders of record as of September 30, 2023, payable on October 26, 2023.

Brad Marshall and Jonathan Bock, Co-Chief Executive Officers of Blackstone Secured Lending Fund, said, “BXSL continues on its path of generating strong risk-adjusted returns. Our newly announced $0.77 per share distribution represents an annualized yield of 11.8% on first quarter net asset value per share of $26.10 (assuming the increased per share distribution was in effect over the course of the year), and is currently the highest yield for any listed BDC with as much of its portfolio invested in first-lien, senior secured loans. As of March 31, 2023, BXSL’s portfolio was 97.9% first-lien, senior secured debt.”

Brad and Jon continued, “This increase represents the fourth time since inception that BXSL has raised its regular dividend, which we believe is in part due to BXSL’s material growth in investment income and ability to maintain earnings in excess of distributions.”

Blackstone Secured Lending Fund previously issued a full detailed presentation of its first quarter 2023 results and full year 2022 results, which can be viewed at www.bxsl.com.

About Blackstone Secured Lending Fund

Blackstone Secured Lending Fund (NYSE:BXSL) is a specialty finance company that invests primarily in the debt of private US companies. As of March 31, 2023, BXSL’s fair value of investments was approximately $9.6 billion. BXSL has elected to be regulated as a business development company under the Investment Company Act of 1940, as amended. BXSL is externally managed by Blackstone Credit BDC Advisors LLC, an SEC-registered investment adviser that is an affiliate of Blackstone Inc. Blackstone Inc., together with its subsidiaries, is the world’s largest alternative investment firm with $991 billion of assets under management as of March 31, 2023.

Forward-Looking Statements and Other Matters

Certain information contained in this communication constitutes “forward-looking statements” within the meaning of the federal securities laws and the Private Securities Litigation Reform Act of 1995. These forward-looking statements can be identified by the use of forward-looking terminology, such as “outlook,” “indicator,” “believes,” “expects,” “potential,” “continues,” “may,” “can,” “will,” “should,” “seeks,” “approximately,” “predicts,” “intends,” “plans,” “estimates,” “anticipates”, “confident,” “conviction,” “identified” or the negative versions of these words or other comparable words thereof. These may include BXSL’s financial estimates and their underlying assumptions, statements about plans, statements regarding pending transactions, objectives and expectations with respect to future operations, statements regarding future performance, statements regarding economic and market trends and statements regarding identified but not yet closed investments.

Such forward-looking statements are inherently uncertain and there are or may be important factors that could cause actual outcomes or results to differ materially from those indicated in such statements. BXSL believes these factors include but are not limited to those described under the section entitled “Risk Factors” in its prospectus and annual report for the most recent fiscal year, and any such updated factors included in its periodic filings with the Securities and Exchange Commission (the “SEC”), which are accessible on the SEC’s website at www.sec.gov. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this document (or BXSL’s prospectus and other filings). Except as otherwise required by federal securities laws, BXSL undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future developments or otherwise.

Contacts

Investors

Stacy Wang, Head of Stakeholder Relations

Blackstoneshareholderrelations@blackstone.com

+1 888-756-8443

Media

Mariel Seidman-Gati

Mariel.seidmangati@blackstone.com

+1 917-698-1674